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                                                                Exhibit 4.18

32058

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

                                       DEPOSITARY RECEIPT
                                      FOR DEPOSITARY SHARES,                                        DEPOSITARY SHARES
    NUMBER                           REPRESENTING ADJUSTABLE
 DR-19-                                   RATE CUMULATIVE                    [LOGO]
                                         PREFERRED STOCK,
                                          SERIES 19 OF                                               SEE REVERSE FOR
                                          CITICORP[LOGO]                                           CERTAIN DEFINITIONS
                                   INCORPORATED UNDER THE LAWS
                                    OF THE STATE OF DELAWARE                                        CUSIP 172967 73 9


                                   Citibank, N.A., as Depositary (the "Depositary"), hereby certifies that








                                   is the registered owner of                                         DEPOSITARY SHARES


                                   ("Depositary Shares"), each Depositary Share representing one-tenth of one share of
                                   Adjustable Rate Cumulative Preferred Stock, Series 19, without par value, of Citicorp, a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of August 1, 1994
                                   (the "Deposit Agreement"), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts described therein. By accepting this Depositary
                                   Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar (other than the
                                   Depositary) in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.


                                                                          THE NAME OF THIS CORPORATION IS
                                                                                   CITIGROUP INC.
                                                                            THIS CERTIFICATE REPRESENTS
                                                                           PREFERRED R DEPOSITARY SHARES

                                   Dated:
                                         -------------------------------------

                                                   CITIBANK, N.A.
                                         -------------------------------------
                                                                    Depositary and Registrar

                                   By:   /s/ D. F. Schneider
                                         -------------------------------------
                                                            Authorized Officer

                                   Dated:

                                                   CITIBANK, N.A.

                                                                    Depositary  and  Registrar

                                                                 Authorized Officer


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                                   CITICORP

    CITICORP WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                  ______________________________________

    The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

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
  TEN COM--as tenant in common                   UNIF GIFT MIN ACT-- _______ Custodian _______
  TEN ENT--as tenants by the entireties                               (Cust)           (Minor)
  JT TEN --as joint tenants with right                        Under Uniform Gifts to Minor Act
           of survivorship and not as
           tenants in common                                  ________________________________
                                                                           (State)

          Additional abbreviations may also be used though not in the above list.
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    For value received, ______________________________ hereby sell(s), assign(s)
and transfers(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------


________________________________________________________________________________


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Date______________________________

                                            ____________________________________
                                            NOTICE This signature to the
                                            assignment must correspond with
                                            the name as written upon the
                                            face of this Receipt in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatever.